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Exhibit 10.1

Execution Copy

AMENDMENT NO. 2

        This AMENDMENT No. 2 dated as of May 14, 2003 ("Amendment No.2"), is entered into by and among H&E EQUIPMENT SERVICES L.L.C., a Louisiana limited liability company ("H&E"), GREAT NORTHERN EQUIPMENT, INC., a Montana corporation ("Great Northern" and together with H&E, individually a "Borrower" and jointly, severally and collectively, the "Borrowers"), H&E HOLDINGS, L.L.C., a Delaware limited liability company, GNE INVESTMENTS, INC., a Washington corporation and H&E FINANCE CORP., a Delaware corporation, the persons designated as "Lenders" on the signature pages hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent.

        WHEREAS, Borrowers, the other Credit Parties, the Lenders (as defined therein) and Agent are party to the Credit Agreement dated as of June 17, 2002 (including all annexes, exhibits and schedules thereto, and as amended by Amendment No. 1 dated as of March 31, 2003 and as further amended, restated, supplemented or otherwise modified and in effect from time to time, "Original Credit Agreement"; all capitalized terms defined in the Original Credit Agreement and not otherwise defined herein have the meanings assigned to them in the Original Credit Agreement or in Annex A thereto);

        WHEREAS, on May 2, 2003 a judgement was delivered against H&E in the amount of $18,000,000 in connection with a complaint filed in July 2000 in the General Court of Justice, Superior Court Division, State of North Carolina, County of Mecklenburg under the caption Sunbelt Rentals, Inc. v. Head & Engquist Equipment, L.L.C., d/b/a H&E Hi-Lift, et al (the "Sunbelt Rentals Judgement"); and

        WHEREAS, Borrowers and Requisite Lenders, subject to Section 3 hereof, wish to amend the Original Credit Agreement in the manner set forth below.

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Credit Parties, Requisite Lenders and Agent agree as follows:

SECTION 1.
AMENDMENTS

        Subject to the satisfaction of the conditions to effectiveness referred to in Section 2 hereof, the Original Credit Agreement is hereby amended as follows:

  (a)
  The following definitions are added to Annex A of the Original Credit Agreement in their proper alphabetical place:

    "Amendment No. 2" means Amendment No. 2, dated as of May 14, 2003, to this Agreement.'

    "Amendment No. 2 Effective Date" means the "Effective Date' as defined in Amendment No. 2.

    "Excess Availability" means at any time, an amount equal to the Aggregate Borrowing Base (as reflected in the Borrowing Base Certificate delivered pursuant to Section 4.1(b) and paragraph (a) of Annex F, at or most recently prior to such time minus the aggregate Revolving Loan as of the opening of business on the date of delivery of such Borrowing Base Certificate); provided, that in the event that a Borrowing Base Certificate is not timely delivered as required by Section 4.1(b) and paragraph (a) of Annex F, then the until the delivery of a Borrowing Base in a timely manner as so required, the Excess Availability shall be deemed to be less than $50,000,000.

    "Sunbelt Rentals Judgment" has the meaning assigned to it in Amendment No. 2.

  (b)
  Annex A of the Original Credit Agreement is amended by replacing the phrase "less the sum of the aggregate Revolving Loan and Swing Line Loan then outstanding" appearing in clause (a)(ii) of the definition of "Borrowing Availability" with the phrase "less the sum of (x) the aggregate Revolving Loan and Swing Line Loan then outstanding plus (y) $20,000,000".

  (c)
  Annex A of the Original Credit Agreement is amended by adding the following immediately after the word "GAAP" appearing in the third line of the definition of "EBITDA": "provided, that for all calculations of EBITDA for periods ending on or after March 31, 2003, the accrued expense incurred or reserve established in connection with the Sunbelt Rentals Judgment shall not be taken into account in determining consolidated net income of H&E Holding and its Subsidiaries on a consolidated basis".

  (d)
  Annex B of the Original Credit Agreement is amended by replacing the phrase "Ten Million Dollars ($10,000,000)" appearing in clause (i) of paragraph (a) thereof with the phrase "Thirty Million Dollars ($30,000,000)".

  (e)
  Annex G of the Original Credit Agreement is amended as follows:

  (i)
  paragraph (b) of Annex G is amended and restated in its entirety as follows:

      "Maximum Leverage Ratio. H&E Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

      5.20 to 1.00        for each Fiscal Quarter ending on or after June 30, 2003."

    (ii)
    paragraph (c) of Annex G is amended and restated in its entirety as follows:

      "Maximum Adjusted Leverage Ratio. H&E Holdings and its Subsidiaries on a consolidated basis shall have, at the end of each Fiscal Quarter set forth below, an Adjusted Leverage Ratio as of the last day of such Fiscal Quarter and for the 12-month period then ended of not more than the following:

      5.20 to 1.00        for each Fiscal Quarter ending on or after June 30, 2003."

    (iii)
    paragraph (e) of Annex G is amended and restated in its entirety as follows:

      "Minimum Adjusted Interest Coverage Ratio. H&E Holdings and its Subsidiaries on a consolidated basis shall have at the end of each Fiscal Quarter set forth below, an Adjusted Interest Coverage Ratio for the 12-month period then ended of not less than the following:

      1.25 to 1.00        for each Fiscal Quarter ending on or prior to December 31, 2004;

      1.30 to 1.00        for each Fiscal Quarter ending on or after March 31, 2005 and on or prior to
                                December 31, 2005;

      1.40 to 1.00        for each Fiscal Quarter ending thereafter."

  (f)
  Section 1.5(a) of the Original Credit Agreement is amended and restated in its entirety as follows:

    Borrowers shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the various Revolving Credit Advances and Swing Line Loans being made by each Lender, and in respect of all unreimbursed Letters of Credit Obligations, in arrears on each applicable Interest Payment Date, at the following rates: (i) with respect to the Revolving Credit

    Advances and unreimbursed Letter of Credit Obligations and all other Obligations (other than LIBOR Loans and Swing Line Loans), the Index Rate plus the Applicable Revolver Index Margin per annum or, at the election of Borrower Representative, the applicable LIBOR Rate plus the Applicable Revolver LIBOR Margin per each calendar month, based on the aggregate Revolving Credit Advances outstanding from time to time; and (ii) with respect to the Swing Line Loan, the Index Rate plus the Applicable Revolver Index Margin per annum, based on the aggregate amount of the Swing Line Loan outstanding from time to time.

    The Applicable Margins, on a per annum basis, are as follows:

Applicable Margin	Amount
Applicable Revolver Index Margin	1.50%
Applicable Revolver LIBOR Margin	3.00%
Applicable L/C Margin	3.00%
Applicable Unused Line Fee Margin	0.50%

        Provided that notwithstanding the foregoing (i) for each day on which Excess Availability is less than $90,000,000 and equal to or more than $50,000,000, the Applicable Revolver LIBOR Margin and the Applicable L/C Margin each shall be 3.25% and the Applicable Revolving Index Margin shall be 1.75%, and (ii) for each day on which Excess Availability is less than $50,000,000, the Applicable Revolver LIBOR Margin and the Applicable L/C Margin each shall be 3.50% and the Applicable Revolving Index Margin shall be 2.00%.

  (g)
  Section 1.6A of the Original Credit Agreement is amended by adding the phrase "(except to the extent in use and not then being stored)" immediately after the "(i)" in paragraph (b) thereof.

  (h)
  Section 1.7A of the Original Credit Agreement is amended by adding (1) the phrase "(except to the extent in the possession of a lessee or being transported to or from a lessee)" immediately after the "(i)" in paragraph (b) thereof and (2) restating clause (v) of such paragraph (b) as follows: "(v) is leased to a lessee other than pursuant to a lease of such Equipment Inventory entered into in the ordinary course of business or is not located in the United States or Canada (excluding. the provinces of Newfoundland, the Northwest Territories and the Territory of Nunawait).".

  (i)
  Section 5.11 of the Original Credit Agreement is amended by adding the following sentence at the end of such section: "Borrowers and the other Credit Parties agree to hold a meeting with Agent and Lenders at the offices of H&E prior to June 30, 2003."

SECTION 2.
CONDITIONS TO EFFECTIVENESS

        This Amendment No. 2 shall become effective on May 14, 2003 (the "Effective Date") in the event that on or prior to such date:

  (a)
  H&E shall have paid to the Agent in immediately available funds for the account of each Revolving Lender that shall have executed and delivered a counterpart of this Amendment No. 2 on or prior to May 14, 2003 (i) an amendment fee equal to 25 basis points of the Revolving Loan Commitment of such Revolving Lender and (ii) all other costs and expenses of Agent payable under Section 11.3(b) of the Original Credit Agreement in connection with this Amendment No. 2;

  (b)
  Agent shall have received one or more counterparts of this Amendment No. 2 executed and delivered by Borrowers, the other Credit Parties, Agent and the Requisite Lenders; and

  (c)
  there shall be no continuing Default or Event of Default (after giving effect to the amendments contemplated by this Amendment No. 2) and the representations and warranties of the Borrowers contained in this Amendment No. 2 shall be true and correct in all material respects.

SECTION 3.
LIMITATION ON SCOPE

        Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of Borrowers or any other Credit Party requiring the consent of Agent or Lenders except to the extent specifically provided for herein. Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against Borrowers or any other Credit Party for any existing or future Defaults or Event of Default.

SECTION 4.
MISCELLANEOUS

  (a)
  Borrowers hereby represent and warrant as follows:

          (i)    this Amendment No. 2 has been duly authorized and executed by Borrowers and each other Credit Party, and the Original Credit Agreement, as amended by this Amendment No. 2, is the legal, valid and binding obligation of Borrowers and each other Credit Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium and similar laws affecting the rights of creditors in general; and

          (ii)   Borrowers repeat and restate the representations and warranties of Borrowers contained in the Original Credit Agreement as of the date of this Amendment No. 2 and as of the Effective Date, except to the extent such representations and warranties relate to a specific date.

  (b)
  This Amendment No. 2 is being delivered in the State of New York.

  (c)
  Borrowers and the other Credit Parties hereby ratify and confirm the Original Credit Agreement as amended hereby, and agree that, as amended hereby, the Original Credit Agreement remains in full force and effect.

  (d)
  Borrowers and the other Credit Parties agree that all Loan Documents to which each such Person is a party remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 2.

  (e)
  This Amendment No. 2 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

  (f)
  All references in the Loan Documents to the "Credit Agreement" and in the Original Credit Agreement as amended hereby to "this Agreement," "hereof," "herein" or the like shall mean and refer to the Original Credit Agreement as amended by this Amendment No. 2 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

  (g)
  Each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if "this Agreement" in any such provision read "this Amendment No. 2": Section 11.6 (Severability), Section 11.9 (Governing Law), Section 11.10 (Notices), Section 11.11 (Section Titles), Section 11.13 (Waiver of Jury Trial), Section 11.16 (Advice of Counsel) and Section 11.17 (No Strict Construction).

[SIGNATURE PAGE FOLLOWS]

        WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWERS:
H&E EQUIPMENT SERVICES, L.L.C.
By:	/s/ LINDSAY C. JONES Name: Lindsay C. Jones Title: CFO
GREAT NORTHERN EQUIPMENT, INC.
By:	/s/ LINDSAY C. JONES Name: Lindsay C. Jones Title: CFO
CREDIT PARTIES:
H&E HOLDINGS, L.L.C.
By:	/s/ LINDSAY C. JONES Name: Lindsay C. Jones Title: CFO
GNE INVESTMENTS, INC.
By:	/s/ LINDSAY C. JONES Name: Lindsay C. Jones Title: CFO
H&E FINANCE CORP.
By:	/s/ LINDSAY C. JONES Name: Lindsay C. Jones Title: CFO

AGENT AND LENDERS:
GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender
By:	/s/ J. PAUL MCDONNELL Name: J. Paul McDonnell, VP Title: Duly Authorized Signatory
BANK OF AMERICA, N.A., as a Lender
By:	/s/ EDMUNDO KAHN Name: Edmundo Kahn Title: VP
FLEET CAPITAL CORPORATION, as a Lender
By:	/s/ KRISTINA LEE Name: Kristina Lee Title: Vice President
PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ DOUGLAS A. HOFFMAN Name: Douglas Hoffman Title: Vice President
LASALLE BUSINESS CREDIT, LLC, as a Lender
By:	/s/ DAVID WILSON Name: David Wilson Title: FVP
ORIX FINANCIAL SERVICES, INC., as a Lender
By:	/s/ LISA NOWAKOWSKI Name: Lisa Nowakowski Title: Vice President

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  Exhibit 10.1